Exhibit 99.1

Zenovia Digital Exchange Corporation

Consolidated Financial Statements

For The Years Ended December 31, 2014 and 2013

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Zenovia Digital Exchange Corporation:

We have audited the accompanying consolidated balance sheets of Zenovia Digital Exchange Corporation (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations and other comprehensive loss, changes in shareholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to the above present fairly, in all material respects, the consolidated financial position of Zenovia Digital Exchange Corporation as of December 31, 2014 and 2013, and the consolidated results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company has incurred an accumulated deficit from inception to December 31, 2014. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

April 30, 2015

F-2

ZENOVIA DIGITIAL EXCHANGE CORPORATION

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS

Current Assets:
Cash	$37,260	$1,418,392
Accounts receivable, net	5,168,446	4,709,897
Deferred financing costs	175,155	81,015
Prepaid expenses and other current assets	265,745	53,195
Total current assets	5,646,606	6,262,499

Furniture, equipment and improvements, net	2,665,058	3,041,328
Intangible assets, net	9,450,691	–
Goodwill	4,516,440	–
Other assets	155,282	33,333
TOTAL ASSETS	$22,434,077	$9,337,160

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$14,662,703	$4,540,247
Accrued expenses	2,300,480	295,201
Notes payable, net of discount	4,607,243	1,429,778
Capital lease obliations	1,173,998	2,349,621
Total current liabilities	22,744,424	8,614,847

Notes payable, net of current portion	3,100,000	–
Capital lease obligations, net of current portion	577,388	–
Derivative liability	10,200,000	–
Other long-term liabilities	305,089	–
TOTAL LIABILITIES	36,926,901	8,614,847

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $0.001 par value, 500,000 shares authorized, 120,800 and 120,800 shares issued and outstanding	121	121
Common stock, $0.0001 par value, 20,000,000 shares authorized, 11,525,000 and 10,000,00 shares issued and outstanding	11,525	10,000
Additional paid-in capital	35,402,672	26,424,280
Other comprehensive loss	(832,542)	–
Accumulated deficit	(49,074,600)	(25,712,088)
Total stockholders' equity (deficit)	(14,492,824)	722,313
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$22,434,077	$9,337,160

The accompanying notes are an integral part of these consolidated financial statements

F-3

ZENOVIA DIGITIAL EXCHANGE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Sales	$23,773,624	$8,371,496
Cost of goods sold	22,222,689	7,028,972
Gross profit	1,550,935	1,342,524

Operating expenses:
Reseach and development	906	292,472
General and administrative expenses	18,560,845	21,559,317

Total operating expenses	18,561,751	21,851,789
Loss from operations	(17,010,816)	(20,509,265)

Other income (expense)
Interest expense and financing costs	(6,698,676)	(1,206,125)
Other income	346,980	185,845
Total other income (expense)	(6,351,696)	(1,020,280)

Loss before provision for income taxes	(23,362,512)	(21,529,545)

Provision for income taxes	–	–

Net loss	(23,362,512)	(21,529,545)

Preferred stock dividend	604,000	145,355

Net loss attributed to common stockholder	$(23,966,512)	$(21,674,900)

Comprehensive loss:
Net loss	$(23,362,512)	$(21,529,545)
Foreign currency translation loss	(832,542)	–
Comprehensive loss:	$(24,195,054)	$(21,529,545)

Weighted average shares outstanding :
Basic	10,704,356	4,817,939
Diluted	10,704,356	4,817,939

Loss per share to common stockholder
Basic	$(2.24)	$(4.50)
Diluted	$(2.24)	$(4.50)

The accompanying notes are an integral part of these consolidated financial statements

F-4

ZENOVIA DIGITIAL EXCHANGE CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

					Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders'
	Shares	Shares	Shares	Amount	Capital	Loss	Deficit	Equity
Balance, December 31, 2012	–	$–	500,000	$500	$20,782	$–	$(4,182,543)	$(4,161,261)

Common stock issued in recapitalization	8,997,500	8,997	17,986,003	17,995,000
Stock based compensation	207,864	207,864
Common stock issued for conversation of notes payable	502,500	503	1,153,280	1,153,783
Warrants issued in conjunction with note payable	197,797	197,797
Warrants issued for factor settlement	1,000,000	1,000,000
Warrants issued for lease negotiation	89,000	89,000
Preferred stock issued for cash, net of $270,325 in offering costs	120,800	121	5,769,554	5,769,675
Net loss	(21,529,545)	(21,529,545)

Balance, December 31, 2013	120,800	121	10,000,000	10,000	26,424,280	–	(25,712,088)	722,313

Common stock issued for acquisition of subsidiary	900,000	900	1,799,100	1,800,000
Common stock issued for settlement of financing costs	625,000	625	1,249,375	1,250,000
Stock based compensation	812,945	812,945
Warrants issued in conjunction with note payable	2,793,489	2,793,489
Warrants issued for services	524,258	524,258
Warrants issued for settlement of financing costs	1,799,225	1,799,225
Foreign currency translation loss	(832,542)	(832,542)
Net loss	(23,362,512)	(23,362,512)

Balance, December 31, 2014	120,800	$121	11,525,000	$11,525	$35,402,672	$(832,542)	$(49,074,600)	$(14,492,824)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ZENOVIA DIGITIAL EXCHANGE CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(23,362,512)	$(21,529,545)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,130,916	111,729
Stock-based compensation	812,945	18,202,864
Common stock issued for settlement of financing costs	1,250,000	–
Warrants issued for settlement of financing costs	1,799,225	–
Warrants issued for services and settlements	524,258	1,089,000
Amortization of debt discounts	2,373,716	79,768
Amortization of deferred financing costs	102,860	–
Change in current assets and liabilities:
Accounts receivable	2,175,328	(4,040,902)
Prepaid expenses and other assets	(73,770)	(50,691)
Accounts payable	8,608,041	2,624,993
Accrued expenses	1,742,466	102,040

Net cash provided by (used in) operating activities	1,083,473	(3,410,744)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for furniture, equipment and improvements	(926,405)	(85,834)
Payment for intangible assets	(82,000)	–
Cash paid for purchase of subsidiaries	(2,516,172)	–
Cash received from acquisition of subsidiaries	3,304	–
Other	(105,699)	(22,500)

Net cash used by investing activities	(3,626,972)	(108,334)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	7,650,000	500,000
Payment of notes payable	(5,271,763)	(627,077)
Payment for deferred offering costs	(197,000)	(81,015)
Payment of capital lease obligations	(1,067,019)	(703,912)
Proceeds from issuance of preferred stock	–	6,040,000
Payment of offering costs	–	(270,325)

Net cash provided by financing activities	1,114,218	4,857,671

Effect of exchange rate changes on cash	48,149	–

NET INCREASE IN CASH	(1,381,132)	1,338,593

CASH, BEGINNING BALANCE	1,418,392	79,799

CASH, ENDING BALANCE	$37,260	$1,418,392

CASH PAID FOR:
Interest	$–	$–
Income taxes	$–	$–

Supplemental disclosure of non-cash financing activities
Common stock for notes payable	$–	$1,153,783
Capital lease obligations	$164,150	$3,053,533

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Zenovia Digital Exchange Corporation (“ZDE” or "the Company") was incorporated on February 1, 2012 under the laws of the state of Georgia. On August 12, 2013, Zenovia Digital Exchange Corporation, a Delaware corporation (“Parent”, “ZDX”, or the “Company”), ZDX Exchange Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and ZDE entered into an Agreement and Plan of Merger (the “Merger”) pursuant to which ZDE merged into Sub and reorganized ZDE. As a result of the Merger, the separate corporate existence of ZDE ceased and Sub continued as the surviving corporation of the Merger.

The Company is an advertising exchange business that focuses on maximizing both advertising revenue for digital web publishers and value per impression for digital advertisers of all sizes. Zenovia accomplishes this dual mandate through the application of its proprietary technology to produce a more efficient, quality-controlled marketplace.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the Company obtaining additional equity or debt financing until such time as the Company can generate income from operations. There is no guarantee that the Company will be able to raise adequate equity or debt financing or generate profitable operations. For the year ended December 31, 2014, the Company incurred a net loss of $23,362,512. As of December 31, 2014, the Company had an accumulated deficit of $49,074,600. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management intends to raise additional funds through equity or debt financing and to generate profitable operations as a result of the acquisitions of two subsidiaries in 2014.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”). The Company’s functional currency is the United States Dollar (“US$”). The Company’s BRZX Pty Ltd. subsidiary’s functional currency is the Australian Dollar (“AUS$”) and its Chinese subsidiaries’ functional currency is Yuan Renminbi (“RMB”). The accompanying consolidated financial statements of BRZX Pty Ltd. and its Chinese subsidiaries have been translated and presented in US$.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements represent the consolidated financial position and results of operations of the Company and include the accounts and results of operations of the Company, ZDX Exchange Corporation, Zenovia Digital Exchange, Zenovia Marketing Group, LLC, BRZX Pty Ltd (an Australian company) and its wholly owned Chinese subsidiaries, and AdJuggler, Inc. The results of operations for BRZX Pty Ltd and AdJuggler, Inc. have only been included since the date of acquisition of February 28, 2014 and October 1, 2014, respectively. All intercompany transactions and balances have been eliminated in consolidation.

F-7

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Significant estimates made in connection with the accompanying consolidated financial statements include the estimated reserve for doubtful accounts receivable, valuations used for stock-based compensation, fair values in connection with the analysis of goodwill and long-lived assets for impairment, and estimated useful lives for intangible assets and property and equipment.

Cash

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. The Company did not have any cash equivalents at December 31, 2014 and 2013.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Deferred Financing Costs

Deferred financing costs represent payments made to secure notes payable and is being amortized over the term on the related notes payable.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Furniture and fixtures	7 years
Computer equipment	5 years
Leasehold improvement	Term of lease

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2014 and 2013, the Company believes there was no impairment of its long-lived assets.

F-8

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Goodwill

Goodwill represents the excess of purchase price over the underlying net assets of businesses acquired. Under accounting requirements, goodwill is not amortized but is subject to annual impairment tests. As of December 31, 2014 the Company performed the required impairment review which resulted in no impairment adjustments.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses an option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of December 31, 2014, the Company’s only derivative financial instrument was a beneficial conversion feature associated with a note payable. See Note 6.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, accounts receivable, accounts payable, accrued expenses and notes payable, the carrying amounts approximate their FVs due to their short maturities.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the FV of financial instruments held by the Company. FASB ASC Topic 825, “Financial Instruments,” defines FV, and establishes a three-level valuation hierarchy for disclosures of FV measurement that enhances disclosure requirements for FV measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their FVs because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the FV measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, “Distinguishing Liabilities from Equity,” and FASB ASC Topic 815, “Derivatives and Hedging.”

Revenue Recognition

The Company recognizes revenue based on the activity generated from hosting auctions between Supply-Side Platform Partners (“SSP”), (the advertiser offering inventory) and Demand Partners, (the purchaser of inventory). Revenues are recognized when the related advertising services are delivered based on the specific terms of the advertising contract or by the number of impressions delivered, which are based on the final acceptance of the auction bid by the SSP submitted by the Demand Partner. The Company recognizes revenue based on these terms because the services have been provided, the fees the Company charges are fixed or determinable, persuasive evidence of an arrangement exists, and collectability is reasonably assured.

F-9

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

In the normal course of business, the Company acts as an intermediary in executing transactions with third parties. The determination of whether revenue should be reported on a gross or net basis is based on an assessment of whether the Company is acting as the principal or an agent in the transaction. In determining whether the Company acts as the principal or an agent, the Company follows the accounting guidance for principal-agent considerations. While none of the factors identified in this guidance is individually considered presumptive or determinative, because the Company is the primary obligor and is responsible for (i) identifying and contracting with third-party advertisers, (ii) establishing the selling prices of the advertisements sold, (iii) performing all billing and collection activities including retaining credit risk and (iv) bearing sole responsibility for fulfillment of the advertising, the Company acts as the principal in these arrangements and therefore reports revenue earned and costs incurred on a gross basis.

Cost of Revenue

Cost of revenue primarily represents the advertising inventory costs under the SSP contracts, third-party hosting fees and agreed-upon amounts for advertising space utilized in digital advertisements. Cost of revenue is recognized at the same time that the associated advertising revenue is recognized. These amounts are typically agreed upon in advance as either a fixed percentage of the advertising revenue earned by the Company based on digital advertisements that are run on each website or as a fixed fee for the ad space based on number of impressions delivered.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at FV at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date FV of stock options and other equity-based compensation issued to employees and non-employees. There were options to purchase 1,850,000 and 800,000 shares outstanding as of December 31, 2014 and 2013, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Foreign Currency Translation

The accounts of the Company’s Australian and Chinese subsidiaries are maintained in AUS$ and RMB, respectively. These accounts were translated into US$ in accordance with ASC Topic 830, Foreign Currency Matters. According to ASC Topic 830, all assets and liabilities were translated at the exchange rate on the balance sheet dates, stockholders’ equity is translated at historical rates and statement of operation items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statements of income.

F-10

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Foreign Currency Transactions and Comprehensive Income (Loss)

US GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income (loss). Translation gains (losses) are classified as an item of accumulated other comprehensive income (loss) in the stockholders’ equity (deficit) section of the consolidated balance sheet.

Statement of Cash Flows

In accordance ASC Topic 230, Statement of Cash Flows, cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, “Earnings Per Share.” Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were warrants and options outstanding to purchase 5,853,000 and 1,697,750 shares of common stock that were potentially dilutive at December 31, 2014 and 2013, respectively. Also at December 31, 2014 and 2013, there were notes payable outstanding that could potentially convert into 6,900,000 and 250,000 shares of common stock, respectively.

Segment Reporting

The Company has determined that it operates in one segment. The Company’s chief operating decision maker reviews financial information on an aggregated and consolidated basis, together with certain operating and performance measures principally to make decisions about how to allocate resources and to measure the Company’s performance.

Recent Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-08, "Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360)."  ASU 2014-08 amends the requirements for reporting discontinued operations and requires additional disclosures about discontinued operations.  Under the new guidance, only disposals representing a strategic shift in operations or that have a major effect on the Company's operations and financial results should be presented as discontinued operations.  This new accounting guidance is effective for annual periods beginning after December 15, 2014.  The Company is currently evaluating the impact of adopting ASU 2014-08 on the Company's results of operations or financial condition.

In May 2014, the ("FASB") issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most current revenue recognition guidance. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 will be effective for the Company in the first quarter of its fiscal year ending June 30, 2018. The Company is currently in the process of evaluating the impact of adoption of this ASU on its consolidated financial statements.

F-11

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force) (ASU 2014-12).  The guidance applies to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. For all entities, the amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The effective date is the same for both public business entities and all other entities.  The Company is currently evaluating the impact of adopting ASU 2014-12 on the Company's results of operations or financial condition.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern(ASU 2014-15).  The guidance in ASU 2014-15 sets forth management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity's ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management's plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted.  The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In January 2015, the FASB issued Accounting Standards Update No. 2015-01, Income Statement – Extraordinary and Unusual items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (ASU 2015-01).  The amendment eliminates from U.S. GAAP the concept of extraordinary items.  This guidance is effective for the Company in the first quarter of fiscal 2017. Early adoption is permitted and allows the Company to apply the amendment prospectively or retrospectively. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities Exchange Commission (the “SEC”) did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 3 – Furniture, Equipment and Improvements

The following are the details of the furniture, equipment and improvements at December 31, 2014 and 2013:

	2014	2013
Furniture and fixtures	$100,627	$–
Computer equipment	4,162,468	3,154,662
Leasehold improvement	398,993	–
	4,662,088	3,154,662
Less accumulated depreciation	(1,997,030)	(113,334)
Furniture, equipment and improvements, net	$2,665,058	3,041,328

Depreciation expense for the years ended December 31, 2014 and 2013 was $1,882,070 and $111,729, respectively.

F-12

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 4 – Intangible Assets

The following are the details of the intangible assets at December 31, 2014 and 2013:

	2014	2013
Purchased technology	$8,752,361	$–
Customer list	3,448,180	–
Covenant not to compete	146,808	–
Capitalized software	82,000	–
	12,429,339	–
Less accumulated amortization	(2,978,648)	–
Intangible assets, net	$9,450,691	$–

Amortization expense for the years ended December 31, 2014 and 2013 was $2,978,648 and $0, respectively.

The following summarizes estimated future amortization expense related to intangible assets:

Years Ended December 31,
2015	$4,312,056
2016	3,730,916
2017	1,407,719
$9,450,691

Note 5 – Accrued Expenses

The following are the details of the accrued expenses at December 31, 2014 and 2013:

	2014	2013
Accrued expenses	$1,138,456	$261,512
Accrued interest	706,809	27,727
Accrued payroll and related benefits	455,215	5,962
Total accrued expenses	$2,300,480	$295,201

F-13

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 6 – Notes Payable

Notes payable at December 31, 2014 and 2013 consisted of the following:

	2014	2013
Note payable dated August 9, 2013; interest at 10% per annum; due February 15, 2015; convertible into shares of common stock at the option of the holder at the lesser of $2.00 per share or the current market price. (1)	$500,000	$500,000

Note payable dated August 12, 2013, under the terms of a settlement agreement with a provider, OpenX (1)	–	150,000

Note payable dated August 12, 2013; interest at 9.8% per annum; due September 30, 2014.	–	900,000

Note payable dated February 27, 2014; interest at 5% per annum; due on December 31, 2014. (2)	–	–

Note payable dated March 31, 2014; interest at 10% per annum; due March 31, 2016; convertible into shares of common stock at $2.00 per share.	400,000	–

Senior secured promissory notes dated May 29, 2014; interest at 14% per annum; due the earlier of eight months from the date of issuance or the closing of an initial public offering. (3)	2,069,571	–

Senior secured promissory notes dated August 29, 2014 and September 12, 2014; interest at 14% per annum; due the earlier of eight months from the date of issuance or the closing of an initial public offering. (3)	857,703	–

Note payable dated August 6, 2014; interest at 10% per annum; due March 31, 2016, convertible into shares of common stock at $2.00 per share. (3)	200,000	–

Note payable dated August 6, 2014; interest at 10% per annum; due March 31, 2016, convertible into shares of common stock at $2.00 per share. (3)	200,000	–

Note payable to former stockholder of AdJuggler; interest at 6% per annum commencing on April 1, 2015; due October 1, 2015.	670,641	–

Note payable to former stockholder of AdJuggler; interest at 6% per annum; due March 25, 2015.	123,482	–

Note payable to former stockholder of AdJuggler; interest at 6% per annum commencing on April 1, 2015; due October 1, 2015.	179,359	–

Note payable to former stockholder of AdJuggler; interest at 6% per annum; due March 25, 2015.	325,667	–

Note payable dated March 26, 2014 in connection with acquisition of BRZX; interest at 0% during the first year, 8% during the second year, and 12% during the third year; due March 31, 2017; convertible into shares of common stock at any time at the option of the holder or mandatorily convertible upon the closing of an initial public offering. (4)	2,300,000	–

Note payable dated March 5, 2014 in connection with a Loan and Security Agreement providing for advances up to $750,000; interest at 12% per annum; due February 28, 2017; and secured by the assets of AdJuggler	420,815	–
Total notes payable	8,247,238	1,550,000
Debt discounts	(539,995)	(120,222)
Total notes payable, net of debt discounts	7,707,243	1,429,778
Current portion	4,607,243	1,429,778
Long-term portion	$3,100,000	$–

F-14

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(1)  - Under the terms of the agreement reached with OpenX, the approximately $2.6 million owed by the Company was exchanged for (1) a reduction of $95,000 based upon receivables due to the Company from OpenX, (2) a $500,000 trade note payable from the Company to OpenX and (3) A net settlement gain for the approximately $2.0 million remaining balance recorded under general and administrative expense, and a corresponding transaction was further recorded against Cost of Sales in the same period. The Company made the first two required payments of the trade note of $250,000 and $100,000 on August 22 and December 31, 2013, respective and the remaining balance was subject to the following repayment schedule: (a) $100,000 due on March 31, 2014; and (b) $50,000 due on June 30, 2014. As of July 3, 2014, the remaining balance of the Open X note payable has been paid in full.

(2)  - In connection with the issuance of this note payable, the Company entered into an amendment with the lender on May 12, 2014 as follows: (a) extend the maturity date of the note to May 23, 2014; (b) increase the collateral to 500,000 shares of common stock; and (c) deliver to the lender 75,000 shares of common stock on or prior to May 15, 2014. The Company entered into a second amendment with the lender on May 23, 2014 to (a) extend the maturity date of the note to December 31, 2014, with interest being at the rate of 12% per annum; and (b) the Company agrees to pay the Lender payments of principal as requested by Lender prior to the maturity date, with all payments made by the Company to the Lender being applied to principal initially and to outstanding interest only when all outstanding principal has been retired. On December 9, 2014, the Lender forgave the outstanding balance of the note and retained the collateral in the amount of 500,000 shares of common stock.

(3) - In connection with the issuance of these notes payable, the Company also issued to the noteholders warrants to purchase an aggregate of 1,902,600 and 125,000 shares of the Company’s common stock during the years ended December 31, 2014 and 2013, respectively. The exercise price of the warrants ranged from $2.00 to $3.13 per shares. The Company determined the fair value of these warrants to be $2,793,489 and $197,797 for warrants issued during the years ended December 31, 2014 and 2013, respectively, using the Black-Scholes-Merton option pricing model with the following assumptions:

	2014	2013
Risk-free interest rate	1.52% to 2.05%	1.83%
Expected life of the options	5 to 5.8 years	6 years
Expected volatility	100%	100%
Expected dividend yield	0%	0%

The Company recognized the fair value of these warrants as a debt discount and additional paid in capital. The debt discount is being amortized over the term of the respective notes payable. Amortization of these debt discounts that is reflected as interest expense and financing costs in the accompanying statement of operations was $2,373,716 and $79,768 for the years ended December 31, 2014 and 2013, respectively.

(4) – This notes payable was issued in connection with the acquisition of BRZX. The note payable has a mandatory conversion feature if the Company becomes a publicly traded company on an exchange in the United States. The note payable also has a voluntary conversion feature whereby the holder can convert the note payable into shares of the Company’s common stock. The conversion rate for both the mandatory and voluntary conversion calls for the issuance of common stock of the Company such that the value of the shares on the date of conversion will equal $12,500,000. The beneficial conversion feature embedded in this note payable has been recorded as a derivative liability. The fair value of this beneficial conversion feature was determined to be $10,200,000, which is the intrinsic value of the benefit that will be received upon conversion which is calculated as the difference between the fair value of the shares to be received upon conversion of $12,500,000 less the face amount of the note payable of $2,300,000.

F-15

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

A roll-forward of the notes payable for the years ended December 2014 and 2013 is as follows:

Balance, December 31, 2012	$2,828,667
Conversion to common stock	(1,153,783)
Proceeds from issuance of notes payable	500,000
Repayment of notes payable	(627,077)
Debt discounts recognized related to the issuance of warrants	(197,797)
Amortization of debt discounts	79,768
Balance, December 31, 2013	1,429,778
Notes payable issued for acquisition of subsidiaries	3,599,149
Note payable assumed with acquisition of subsidiary	719,852
Proceeds from issuance of notes payable	7,650,000
Repayment of notes payable	(5,271,763)
Debt discounts recognized related to the issuance of warrants	(2,793,489)
Amortization of debt discounts	2,373,716
Balance, December 31, 2014	$7,707,243

Aggregate future maturities of long-term debt at December 31, 2014 are as follows:

Years Ending December 31,
2015	$4,607,243
2016	800,000
2017	2,300,000
$7,707,243

Note 7 – Stockholders’ Equity

Preferred stock

The Company has authorized the issuance of 500,000 shares of Preferred Stock, $0.001 par value. At December 31, 2014, the Company had 120,800 shares of Preferred Stock issued and outstanding.

In 2013, the Company sold 120,800 shares of its Preferred Stock for gross proceeds of $6,040,000.

The Preferred Stock has the following terms:

•	Calls for the payment of cumulative dividends accruing at the rate of 10% of the original purchase price per annum, subject to funds being legally available for distribution;

•	Requires the Company to devote 50% of the pre-tax profits of the Company as calculated on a quarterly basis, to the payment of dividends and redemption of the Preferred Stock. In the event the Preferred Stock is not fully redeemed and all accrued dividends fully paid prior to December 31, 2016, the dividend rate shall increase to 12.5% thereafter;

•	Provides that upon the redemption of each share of Preferred Stock, the Company shall issue to the holder thereof, 25 shares of common stock per share of Preferred Stock redeemed. The Preferred Stock may also be converted into 25 shares of common stock at any time upon the election of the holder;

•	Is senior to all other equity of the Company, whether now or hereafter issued, with a full liquidation preference;

•	Includes a reset provision that lowers the conversion price of the Preferred Stock in the event the Company raises funds at a valuation of the Company lower than that contemplated hereby; and

•	Possesses all rights and benefits of such number of shares of common stock into which the Preferred Stock is convertible, as if the Preferred Stock were converted at all times prior to redemption or conversion.

F-16

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Common stock

The Company has authorized the issuance of 20,000,000 shares of common stock, $0.001 par value. At December 31, 2014, the Company had 11,525,000 shares of common stock issued and outstanding.

In 2014, the Company issued 900,000 shares of common stock in connection with the acquisition of AdJuggler, Inc. The shares were valued at $2.00 per share which management estimated to be the fair value of each common share based on recent transactions in the Company common stock. In addition, in 2014, the Company also issued 625,000 shares of common stock for a settlement of financing costs valued at $1,250,000.

In 2013, the Company issued 8,997,500 shares of common stock in connection with a recapitalization. These shares were valued at $2.00 and the Company took a corresponding charge for stock compensation of $17,995,000. In addition, in 2013, the Company issued 502,500 shares of common stock for the conversion of notes payable in the amount of $1,153,783.

Stock options

The following is a summary of stock option activity:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2012	–
Granted	800,000	$2.00
Forfeited	–
Exercised	–
Outstanding, December 31, 2013	800,000			$–
Granted	1,050,000	$2.00
Forfeited	–
Exercised	–
Outstanding, December 31, 2014	1,850,000	$2.00	2.11	$–
Exercisable, December 31, 2014	229,137	$2.00	2.07	$–

The exercise price for options outstanding and exercisable at December 31, 2014 is a follows:

Outstanding		Exercisable
Number of	Exercise	Number of	Exercise
Options	Price	Options	Price
1,850,000	$2.00	229,137	$2.00
1,850,000		229,137

For options granted during 2014 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $1.21 and the weighted-average exercise price of such options was $2.00.  No options were granted during 2014, where the exercise price was less than the stock price at the date of the grant or the exercise price was greater than the stock price at the date of grant. For options granted during 2013 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $1.12 and the weighted-average exercise price of such options was $2.00.  No options were granted during 2013, where the exercise price was less than the stock price at the date of the grant or the exercise price was greater than the stock price at the date of grant.

The fair value of the stock options is being amortized to stock option expense over the vesting period. The Company recorded stock option expense of $812,945 and $207,864 during the years ended December 31, 2014 and 2013, respectively. At December 31, 2014, the unamortized stock option expense was $1,147,033 which will be amortized to expense through September 30, 2017.

F-17

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model for options granted are as follows:

	2014	2013
Risk-free interest rate	0.69% to 1.00%	0.69%
Expected life of the options	2.5 to 3.0 years	2.0 to 2.5 years
Expected volatility	100%	100%
Expected dividend yield	0%	0%

Warrants

The following is a summary of warrant option activity:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Warrants	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2012	–
Granted	897,750	$0.55
Forfeited	–
Exercised	–
Outstanding, December 31, 2013	897,750	$0.55		$1,301,900
Granted	3,105,250	$2.02
Forfeited	–
Exercised	–
Outstanding, December 31, 2014	4,003,000	$1.69	4.40	$1,301,900
Exercisable, December 31, 2014	4,003,000	$1.69	4.40	$1,301,900

The exercise price for warrants outstanding and exercisable at December 31, 2014 is a follows:

Outstanding		Exercisable
Number of	Exercise	Number of	Exercise
Warrants	Price	Warrants	Price
651,000	$0.0002	651,000	$0.0002
3,062,000	2.00	3,062,000	2.00
140,000	2.20	140,000	2.20
150,000	2.25	150,000	2.25
4,003,000		4,003,000

During the year ended December 31, 2014, the Company issued the following warrants:

•	1,902,600 in connection with the issuance of notes payable as discussed in Note 6;
•	839,400 in connection with settlement of financing costs with the Senior Secured Promissory noteholders valued at $1,799,225; and
•	363,250 for services rendered value at $524,258.

F-18

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

During the year ended December 31, 2013, the Company issued the following warrants:

•	125,000 in connection with the issuance of notes payable as discussed in Note 6;
•	651,000 for a settlement value at $845,000; and
•	121,750 for settlement of a lease value at 89,000.

The fair value of the warrants issued in 2014 and 2013 for services and settlements was calculated using the Black-Scholes option- pricing model with the following assumptions:

	2014	2013
Risk-free interest rate	1.65%	1.83%
Expected life of the options	5 years	5 years
Expected volatility	100%	100%
Expected dividend yield	0%	0%

Note 8 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of December 31, 2014 and 2013 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its new business model. Because of the impacts of the valuation allowance, there was no income tax expense or benefit for the years ended December 31, 2014 and 2013.

A reconciliation of the differences between the effective and statutory income tax rates for years ended December 31:

	2014		2013
	Amount	Percent	Amount	Percent
Federal statutory rates	$(5,450,185)	34.0%	$(7,320,045)	34.0%
State income taxes	(801,498)	5.0%	(1,076,477)	5.0%
Amortization of intangible assets	164,823	-1.0%	–	0.0%
Allowance for uncollectible accounts	(201,242)	1.3%	237,467	-1.1%
Permanent differences	2,648,530	-16.5%	7,560,382	-35.1%
Valuation allowance against net deferred tax assets	3,639,572	-22.8%	598,673	-2.8%
Effective rate	$–	0.0%	$–	0.0%

At December 31, 2014 and 2013, the significant components of the deferred tax assets are summarized below:

	2014	2013
Deferred income tax asset:
Federal and state net operating loss carryforwards	$5,798,245	$2,158,673
Foreign net operating loss carryforwards	1,833,139	–
Book to tax differences for allowance for uncollectible accounts	36,226	237,467
Book to tax differences in amortization of intangible assets	164,823	–
Total deferred income tax asset	7,832,433	2,396,140
Less: valuation allowance	(7,832,433)	(2,396,140)
Total deferred income tax asset	$–	$–

F-19

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

The valuation allowance increased by $5,436,293 and $836,140 in 2014 and 2013 as a result of the Company generating additional net operating losses.

The Company has recorded as of December 31, 2014 and 2013 a valuation allowance of $7,832,433 and $2,396,140, respectively, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company’s lack of profitable operating history.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2014.

The Company has net operating loss carry-forwards of approximately $9.4 million. Such amounts are subject to IRS code section 382 limitations and expire in 2027. The 2012 to 2014 tax years are still subject to audit.

Note 9 – Commitments and Contingencies

Litigation

The Company is party to certain legal proceedings from time to time incidental to the conduct of its business. These proceedings could result in fines, penalties, compensatory or treble damages or non-monetary relief. The nature of legal proceedings is such that we cannot assure the outcome of any particular matter, and an unfavorable ruling or development could have a materially adverse effect on our consolidated financial position, results of operations and cash flows in the period in which a ruling or settlement occurs. However, based on information available to the Company’s management to date, the Company’s management does not expect that the outcome of any matter pending against the Company is likely to have a materially adverse effect on its consolidated financial position, results of operations or cash flows, or liquidity.

A vendor sued the Company for an alleged breach of contract arising out of a Master Services Agreement signed between the vendor and the Company in January 2014. The vendor is suing the Company for a total of $437,279, including interest, attorney’s fees and out-of-pocket legal costs for which the Master Services Agreement allows in relation to the alleged breach of the duty and invoices billed to the Company and contends that these monies are due and owing under the terms of the contract. In addition, the vendor sued the Company for alleged breach of the publicity clause in the Master Services Agreement. The vendor is seeking damages in excess of $50,000 for that alleged breach. The Company has filed counterclaims and believes that the vendor has a 50% to 60% chance of succeeding. As a result, the Company has retained the accrual of total invoices owing to the vendor in the amount of $426,176, which is included in accrued expenses.

A vendor filed a lawsuit against the Company and is seeking the sum of $794,390 with interest and court costs for unpaid invoices to the Company. The Company has not contested the allegations and is actively working to resolve this dispute. The amount owing has been included in accounts payable.

A vendor filed a lawsuit against the Company and is seeking the sum of $114,436 plus interest for unpaid invoices to the Company. The Company has not contested the allegations and is actively working to resolve this dispute. The amount owing has been included in accounts payable.

A vendor sued the Company for breach of contract and is seeking the recovery of $625,000 from the Company. The Company has not contested the lawsuit, but instead is near a resolution to pay $150,000 to resolve the dispute. The amount of $150,000 was due to the vendor under a prior settlement agreement between the parties.

F-20

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Leases

The Company leases certain equipment under various operating leases that expire in August 2016. The Company also leases certain equipment under capital lease obligations. Future minimum lease payments under non-cancelable capital and operating leases with initial or remaining terms of one year or more are as follows:

	Capital	Operating
	Leases	Leases
Years Ending December 31,
2015	$1,378,093	$26,640
2016	640,220	16,858
2017	74,206
2018	13,330
Net minimum lease payments	2,105,849
Less: amount representing interest	354,463
Present value of net minimum lease payments	1,751,386
Less: current portion	1,173,998
Long-term portion	$577,388

Rent expense for the year ended December 31, 2014 and 2013 was $1,008,993 and $146,661, respectively.

Note 10 – Business Combinations

BRZX Pty Ltd.

On February 28, 2014, the Company entered into an agreement to purchase certain assets of Brandscreen Pty Ltd, Brandscreen, Pte Ltd and the associated subsidiaries (“Brandscreen”) into the wholly owned subsidiary BRZX Pty Ltd., an Australian company. The purchase price consisted of $2,516,172 in cash and a note payable in the amount of $2,300,000. The note payable has a mandatory conversion feature if the Company becomes a publicly traded company on an exchange in the United States. The note payable also has a voluntary conversion feature whereby the holder can convert the note payable into shares of the Company’s common stock. The conversion rate for both the mandatory and voluntary conversion calls for the issuance of common stock of the Company such that the value of the shares on the date of conversion will equal $12,500,000. As a result of this conversion feature, the Company has recorded as additional purchase consideration the value of this conversion feature which is $10,200,000.

AdJuggler, Inc.

On October 1, 2014, the Company entered into an Agreement and Plan of Merger with AdJuggler, Inc. (“AdJuggler”), and the stockholders of AdJuggler. Pursuant to the agreement, the Company acquired 100% of the issued and outstanding shares of common stock of AdJuggler from its two stockholders.

The purchase price paid for the shares consisted of three components: shares of the Company’s common stock, notes payable and earn out consideration:

i.	900,000 shares of Zenovia common stock valued at $1,800,000, the fair market value of Zenovia’s common stock at the date of acquisition;

ii.	Four notes payable issued to the two owners of AdJuggler totaling $1,299,149; and

iii.	A base earn out consideration of $2,000,000 to be paid if consolidated revenue in 2015 exceed certain levels. Zenovia estimated that the 2015 projected revenue levels necessary for the earn out consideration to be paid would not be met; therefore, for purposes of the purchase price allocation, the value assigned to the base earn out consideration is $0.

F-21

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

The total value of the AdJuggler acquisition was $6,493,165 which consisted of the three components of the purchase consideration described above of $3,099,149 plus the assumption of $3,394,106 in liabilities.

A summary of the purchase price allocations is below:

	BRZX	AdJuggler	Total
Cash	$0	$3,304	$3,304
Accounts receivable	1,633,938	1,117,802	2,751,740
Other current assets	0	135,988	135,988
Furniture and equipment	0	411,450	411,450
Covenant not to compete	163,763	0	163,763
Customer list	2,405,075	1,292,110	3,697,185
Purchased technology	5,822,680	3,532,511	9,355,191
Goodwill	5,038,044	0	5,038,044
Accounts payable	0	(1,803,126)	(1,803,126)
Other current liabilities	(47,328)	(261,315)	(308,643)
Notes payable	0	(719,852)	(719,852)
Capital lease obligations	0	(304,634)	(304,634)
Other liabilities	0	(305,089)	(305,089)
Purchase price	$15,016,172	$3,099,149	$18,115,321

The covenant not to compete, customer list and purchased technology are being amortized over one, three and three years, respectively.

The Company acquired certain assets of Brandscreen to capture the synergistic opportunities presented by the collective entities’ complementary application offerings. The Company, as an exchange, possessed excess supply, and Brandscreen presented an opportunity to access additional demand to fill previously unfilled orders. Additionally, the acquisition provided the Company global transaction capability.

The Company acquired AdJuggler to capture the synergistic opportunities presented by the collective entities’ complementary application offerings. The Company acquired Brandscreen, a Demand-Side Partner, earlier in the year and possessed excess demand. AdJuggler presented an opportunity to access additional, unique supply to fill previously unfilled orders. Additionally, this acquisition aligns with management’s strategy of extending reach beyond programmatic buyers and sellers to advertising agencies and trading desks and website publishers.

The revenue from the acquisitions of Brandscreen and AdJuggler included in the results of operations from the respective dates of acquisition to December 31, 2014 were $6,134,446 and $1,368,941, respectively

The pro forma information below present statement of operations data as if the acquisition of Brandscreen and AdJuggler took place on January 1, 2013.

	Years Ended December 31,
	2014	2013
	(unaudited)	(unaudited)
Revenue	$30,356,453	$33,119,798
Gross profit	3,803,528	6,945,070
Operating loss	(21,447,557)	(30,740,168)
Net loss	(28,661,860)	(30,885,523)
Loss per share	(2.52)	(5.40)

F-22

ZENOVIA DIGITAL EXCHANGE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

Note 11 – Subsequent Events

On March 24, 2015, the Company entered into an agreement to extend the due date of its Senior Secured Promissory Notes issued to May 29, 2014 and August 29, 2014. The agreement extends the due dates to May 31, 2015 and July 31, 2015, respectively. The Company also agreed to issue to the holders of the Senior Secured Promissory Notes an aggregate of 2,026,429 shares of the Company’s common stock and the note holders also agreed to cancel 1,965,000 warrants to purchase shares of the Company’s common stock.

On March 31, 2015, the Company entered into an agreement to sell its shares in BRZX Pty Ltd.

F-23